Exhibit 99.1

   NEWPARK RESOURCES RESCHEDULES THIRD QUARTER EARNINGS RELEASE AND CONFERENCE
                                      CALL

     LAFAYETTE, La., Oct. 24 /PRNewswire-FirstCall/ -- Newpark Resources, Inc. (NYSE: NR) today announced that it has rescheduled its third quarter earnings release and conference call. Earnings will be released after the close of the markets on Monday, November 7 with an investor conference call to follow at 10:00 AM EST on Tuesday, November 8th. The telephone number for the conference call is 800-862-9098, the access code is Newpark. The call will be webcast live and can be accessed from the Investor Relations page of the Company's web site at "www.newpark.com ."

     Newpark Resources, Inc. provides drilling fluids, environmental waste treatment solutions, and temporary work sites and access roads for oilfield and other commercial markets. For information visit our web site at http://www.newpark.com .

SOURCE  Newpark Resources, Inc.
    -0-                             10/24/2005
    /CONTACT: Matthew W. Hardey, Vice President of Finance of Newpark Resources, Inc., +1-337-984-4445 /
    /Web site:  http://www.newpark.com /

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